Exhibit 10.1

July 23, 2015

[Name]
[Address]

Re:    Notice of Non-Renewal of Management Continuity Agreement

Dear [Name]:

This letter constitutes notice to you pursuant to Section 3 of your [Amended and Restated] Management Continuity Agreement with Darden Restaurants, Inc. (the “Company”), dated as of [Date] (the “MCA”), that the “contract period” under the MCA will not be extended on the next “renewal date” (as each such term is defined in the MCA). Accordingly, the MCA will expire on October 1, 2016. The Company anticipates entering into a new change in control agreement with you that will become effective immediately following the expiration of the MCA. For the avoidance of doubt, nothing in this letter will affect your rights under the MCA with respect to the “change of control” (as such term is defined in the MCA) of the Company that occurred on October 10, 2014.

If you have any questions, please do not hesitate to contact Danielle Kirgan.

Sincerely,

Darden Restaurants, Inc.

By_____________________
[Name]
[Title]